January 28, 2016	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. to Hold 27th Annual Meeting of Stockholders

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ Global Select: GSBC), the holding company of Great Southern Bank, will hold its 27th Annual Meeting of Stockholders at:

10 a.m. CDT
Wednesday, May 4, 2016
Great Southern Operations Center
218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, February 26, 2016, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the Company's website, www.GreatSouthernBank.com, prior to the start of the meeting.

With total assets of $4.1 billion, Great Southern offers banking and investment services. Headquartered in Springfield, Mo., the Company operates 96 retail banking centers and more than 200 ATMs in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and commercial loan production offices in Tulsa, Okla., and Dallas, Texas.

www.GreatSouthernBank.com